Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated September 14, 2009)
January 7, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: January 29, 2010

•	Initial valuation date: January 26, 2010‡‡

•	Final valuation date: April 26, 2010‡‡

•	Maturity date: April 29, 2010‡‡‡

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
ATP Oil & Gas Corporation	TBD	FWP-7	ATPG	TBD	11.50%	70.00%	TBD	TBD	TBD	TBD	E-4133	06740JJM3/ US06740JJM36
Continental Airlines, Inc. (Class B)	TBD	FWP-9	CAL	TBD	14.00%	70.00%	TBD	TBD	TBD	TBD	E-4134	06740JJN1/ US06740JJN19
Delta Airlines, Inc.	TBD	FWP-11	DAL	TBD	15.00%	70.00%	TBD	TBD	TBD	TBD	E-4135	06740JJP6/ US06740JJP66
Elan Corporation, plc (ADR)	TBD	FWP-13	ELN	TBD	13.75%	75.00%	TBD	TBD	TBD	TBD	E-4136	06740JJQ4/ US06740JJQ40
Genworth Financial, Inc.	TBD	FWP-15	GNW	TBD	15.00%	75.00%	TBD	TBD	TBD	TBD	E-4137	06740JJR2/ US06740JJR23
IAMGOLD Corporation	TBD	FWP-16	IAG	TBD	11.75%	70.00%	TBD	TBD	TBD	TBD	E-4138	06740JJS0/ US06740JJS06
InterOil Corporation	TBD	FWP-18	IOC	TBD	15.50%	70.00%	TBD	TBD	TBD	TBD	E-4139	06740JJT8/ US06740JJT88
Jones Apparel Group, Inc.	TBD	FWP-20	JNY	TBD	11.00%	75.00%	TBD	TBD	TBD	TBD	E-4140	06740JJU5/ US06740JJU51
Las Vegas Sands Corp.	TBD	FWP-22	LVS	TBD	15.50%	75.00%	TBD	TBD	TBD	TBD	E-4141	06740JJV3/ US06740JJV35
MGM MIRAGE	TBD	FWP-24	MGM	TBD	16.50%	70.00%	TBD	TBD	TBD	TBD	E-4142	06740JJW1/ US06740JJW18
SunPower Corporation (Class A)	TBD	FWP-15	SPWRA	TBD	16.50%	75.0%	TBD	TBD	TBD	TBD	E-4143	06740JJX9/ US06740JJX90
TRW Automotive Holdings Corp.	TBD	FWP-28	TRW	TBD	16.00%	75.0%	TBD	TBD	TBD	TBD	E-4144	06740JJY7/ US06740JJY73
Trina Solar Limited (ADR)	TBD	FWP-30	TSL	TBD	20.00%	75.0%	TBD	TBD	TBD	TBD	E-4145	06740JJZ4/ US06740JJZ49
UAL Corporation	TBD	FWP-31	UAUA	TBD	14.00%	60.0%	TBD	TBD	TBD	TBD	E-4146	06740JKA7/ US06740JKA78

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to TBD% of the principal amount of the notes, or $TBD per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated September 14, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, this pricing supplement and any free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to

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the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

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There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

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The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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ATP Oil & Gas Corporation

According to publicly available information, ATP Oil & Gas Corporation (the “Company”) was incorporated in Texas in 1991. The Company is engaged in the acquisition, development and production of oil and natural gas properties in the Gulf of Mexico and the U.K. and Dutch Sectors of the North Sea (the “North Sea”). The Company seeks to acquire and develop properties with proved undeveloped reserves that are economically attractive to us but are not strategic to major or large exploration-oriented independent oil and gas companies.

As of December 31, 2008, the Company owned leasehold and other interests in 77 offshore blocks, 41 platforms and 129 wells, including 22 subsea wells, in the Gulf of Mexico and operated 111 (86%) of these wells, including all of the subsea wells, and 78% of the offshore platforms. The Company also had interests in 10 blocks and three company-operated subsea wells in the North Sea and the average working interest in the Company’s properties was approximately 76%.

The linked share’s SEC file number is 001-32647.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$6.90	$4.71	$6.38
June 30, 2004	$8.09	$5.90	$7.67
September 30, 2004	$12.34	$7.05	$12.18
December 31, 2004	$19.15	$11.94	$18.58
March 31, 2005	$26.65	$16.76	$21.64
June 30, 2005	$24.62	$17.89	$23.40
September 30, 2005	$34.00	$23.51	$32.84
December 30, 2005	$39.20	$27.91	$37.01
March 31, 2006	$44.05	$36.05	$43.91
June 30, 2006	$49.70	$35.05	$41.93
September 29, 2006	$43.30	$35.37	$36.94
December 29, 2006	$47.25	$34.18	$39.57
March 30, 2007	$43.65	$35.15	$37.60
June 29, 2007	$49.00	$37.46	$48.64
September 28, 2007	$49.39	$38.44	$47.03
December 31, 2007	$57.58	$43.21	$50.54
March 31, 2008	$52.25	$28.89	$32.72
June 30, 2008	$47.35	$26.55	$39.47
September 30, 2008	$41.50	$16.17	$17.81
December 31, 2008	$18.69	$3.89	$5.85
March 31, 2009	$7.92	$2.75	$5.13
June 30, 2009	$10.16	$4.84	$6.96
September 30, 2009	$22.98	$5.22	$17.89
December 31, 2009	$21.87	$14.40	$18.28
January 5, 2010*	$20.28	$18.87	$19.92

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ATPG

Initial price: $19.92

Protection level: 70.00%

Protection price: $13.94

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.200803

Coupon: 11.50% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

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Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.875%		100.00%
+ 90%	2.875%		90.00%
+ 80%	2.875%		80.00%
+ 70%	2.875%		70.00%
+ 60%	2.875%		60.00%
+ 50%	2.875%		50.00%
+ 40%	2.875%		40.00%
+ 30%	2.875%		30.00%
+ 20%	2.875%		20.00%
+ 10%	2.875%		10.00%
+ 5%	2.875%		5.00%

0%	2.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.875%	-2.125%	-5.00%
- 10%	2.875%	-7.125%	-10.00%
- 20%	2.875%	-17.125%	-20.00%
- 30%	2.875%	-27.125%	-30.00%
- 40%	N/A	-37.125%	-40.00%
- 50%	N/A	-47.125%	-50.00%
- 60%	N/A	-57.125%	-60.00%
- 70%	N/A	-67.125%	-70.00%
- 80%	N/A	-77.125%	-80.00%
- 90%	N/A	-87.125%	-90.00%
- 100%	N/A	-97.125%	-100.00%

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Continental Airlines, Inc.

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2008. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,800 daily departures. As of December 31, 2007, the Company flew to 120 domestic and 121 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 25 European cities, seven South American cities and six Asian cities from the U.S. mainland as of December 31, 2008. In addition, the Company provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 39 cities.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 01-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 29, 2007	$44.10	$32.01	$33.87
September 28, 2007	$38.61	$26.21	$33.03
December 31, 2007	$37.79	$21.59	$22.25
March 31, 2008	$31.25	$17.19	$19.23
June 30, 2008	$23.40	$9.70	$10.11
September 30, 2008	$21.39	$5.91	$16.68
December 31, 2008	$20.89	$9.90	$18.06
March 31, 2009	$21.83	$6.38	$8.81
June 30, 2009	$15.75	$7.86	$8.86
September 30, 2009	$17.55	$8.87	$16.44
December 31, 2009	$18.73	$10.94	$17.92
January 5, 2010*	$20.69	$17.33	$20.62

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $20.62

Protection level: 70.00%

Protection price: $14.43

Physical delivery amount: 48($1,000/Initial price)

Fractional shares: 0.496605

Coupon: 14.00% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-8

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.50%		100.00%
+ 90%	3.50%		90.00%
+ 80%	3.50%		80.00%
+ 70%	3.50%		70.00%
+ 60%	3.50%		60.00%
+ 50%	3.50%		50.00%
+ 40%	3.50%		40.00%
+ 30%	3.50%		30.00%
+ 20%	3.50%		20.00%
+ 10%	3.50%		10.00%
+ 5%	3.50%		5.00%

0%	3.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.50%	-1.50%	-5.00%
- 10%	3.50%	-6.50%	-10.00%
- 20%	3.50%	-16.50%	-20.00%
- 30%	3.50%	-26.50%	-30.00%
- 40%	N/A	-36.50%	-40.00%
- 50%	N/A	-46.50%	-50.00%
- 60%	N/A	-56.50%	-60.00%
- 70%	N/A	-66.50%	-70.00%
- 80%	N/A	-76.50%	-80.00%
- 90%	N/A	-86.50%	-90.00%
- 100%	N/A	-96.50%	-100.00%

FWP-9

Delta Airlines, Inc.

According to publicly available information, Delta Airlines, Inc. (the “Company”) is an airline, providing scheduled air transportation for passengers and cargo throughout the United States and around the world. On October 29, 2008, Northwest Airlines Corporation and its subsidiaries became wholly-owned subsidiaries of the Company. The Company is incorporated under the laws of Delaware. As of December 31, 2008, the Company has a total of 84.306 full-time equivalent employees.

The linked share’s SEC file number is 001-05424.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$23.25	$18.02	$19.70
September 28, 2007	$21.80	$14.94	$17.95
December 31, 2007	$21.10	$14.04	$14.89
March 31, 2008	$18.97	$7.94	$8.60
June 30, 2008	$10.75	$4.84	$5.70
September 30, 2008	$10.26	$4.00	$7.45
December 31, 2008	$11.90	$5.11	$11.46
March 31, 2009	$12.65	$3.52	$5.63
June 30, 2009	$8.27	$5.31	$5.79
September 30, 2009	$9.88	$5.56	$8.96
December 31, 2009	$12.08	$6.78	$11.38
January 5, 2010*	$12.34	$10.95	$12.10

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAL

Initial price: $12.10

Protection level: 70.00%

Protection price: $8.47

Physical delivery amount: 82($1,000/Initial price)

Fractional shares: 0.644628

Coupon: 15.00% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

FWP-10

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.75%		100.00%
+ 90%	3.75%		90.00%
+ 80%	3.75%		80.00%
+ 70%	3.75%		70.00%
+ 60%	3.75%		60.00%
+ 50%	3.75%		50.00%
+ 40%	3.75%		40.00%
+ 30%	3.75%		30.00%
+ 20%	3.75%		20.00%
+ 10%	3.75%		10.00%
+ 5%	3.75%		5.00%

0%	3.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.75%	-1.25%	-5.00%
- 10%	3.75%	-6.25%	-10.00%
- 20%	3.75%	-16.25%	-20.00%
- 30%	3.75%	-26.25%	-30.00%
- 40%	N/A	-36.25%	-40.00%
- 50%	N/A	-46.25%	-50.00%
- 60%	N/A	-56.25%	-60.00%
- 70%	N/A	-66.25%	-70.00%
- 80%	N/A	-76.25%	-80.00%
- 90%	N/A	-86.25%	-90.00%
- 100%	N/A	-96.25%	-100.00%

FWP-11

Elan Corporation, plc

According to publicly available information, Elan Corporation, plc (the “Company”) an Irish public limited company, is a neuroscience-based biotechnology company headquartered in Dublin, Ireland. The Company was incorporated as a private limited company in Ireland in December 1969 and became a public limited company in January 1984.

The Company’s operations are organized into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in research, development and commercial activities in the following areas Alzheimer’s disease, Parkinson’s disease, multiple sclerosis, Crohn’s disease and severe chronic pain.

EDT is a specialty pharmaceutical business unit of Elan. EDT focuses on product development, scale-up and manufacturing to address drug optimization challenges of the pharmaceutical industry.

The Company’s principal executive offices are located at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland and the telephone number is 353-1-709-4000.

The linked share’s SEC file number is 001-13896.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$21.00	$6.89	$20.62
June 30, 2004	$25.50	$19.16	$24.74
September 30, 2004	$25.90	$16.45	$23.40
December 31, 2004	$30.45	$20.52	$27.25
March 31, 2005	$29.44	$3.00	$3.24
June 30, 2005	$8.40	$3.31	$6.82
September 30, 2005	$9.48	$6.72	$8.86
December 30, 2005	$14.47	$7.62	$13.93
March 31, 2006	$16.83	$11.88	$14.44
June 30, 2006	$19.35	$14.06	$16.70
September 29, 2006	$16.85	$13.16	$15.38
December 29, 2006	$16.14	$13.81	$14.75
March 30, 2007	$15.10	$11.70	$13.29
June 29, 2007	$22.40	$13.31	$21.93
September 28, 2007	$22.88	$16.38	$21.04
December 31, 2007	$24.90	$20.92	$21.98
March 31, 2008	$26.87	$17.82	$20.86
June 30, 2008	$36.00	$20.53	$35.55
September 30, 2008	$37.44	$9.55	$10.67
December 31, 2008	$11.52	$4.99	$6.00
March 31, 2009	$9.13	$4.85	$6.64
June 30, 2009	$8.58	$5.41	$6.37
September 30, 2009	$8.58	$6.44	$7.11
December 31, 2009	$7.12	$4.61	$6.52
January 5, 2010*	$7.09	$6.53	$7.02

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ELN

Initial price: $7.02

Protection level: 75.00%

Protection price: $5.27

Physical delivery amount: 142($1,000/Initial price)

Fractional shares: 0.450142

Coupon: 13.75% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.46

FWP-12

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.438%		100.00%
+ 90%	3.438%		90.00%
+ 80%	3.438%		80.00%
+ 70%	3.438%		70.00%
+ 60%	3.438%		60.00%
+ 50%	3.438%		50.00%
+ 40%	3.438%		40.00%
+ 30%	3.438%		30.00%
+ 20%	3.438%		20.00%
+ 10%	3.438%		10.00%
+ 5%	3.438%		5.00%

0%	3.438%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.438%	-1.562%	-5.00%
- 10%	3.438%	-6.562%	-10.00%
- 20%	3.438%	-16.562%	-20.00%
- 30%	N/A	-26.562%	-30.00%
- 40%	N/A	-36.562%	-40.00%
- 50%	N/A	-46.562%	-50.00%
- 60%	N/A	-56.562%	-60.00%
- 70%	N/A	-66.562%	-70.00%
- 80%	N/A	-76.562%	-80.00%
- 90%	N/A	-86.562%	-90.00%
- 100%	N/A	-96.562%	-100.00%

FWP-13

Genworth Financial, Inc.

According to publicly available information, Genworth Financial, Inc. (the “Company”) is a financial security company dedicated to providing insurance, wealth management, investment and financial solutions to more than 15 million customers.

As of December 31, 2008, the Company has approximately 6,000 employees.

The linked share’s SEC file number is 001-32195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	$23.03	$18.75	$22.95
September 30, 2004	$23.99	$20.75	$23.30
December 31, 2004	$27.84	$22.77	$27.00
March 31, 2005	$29.74	$25.72	$27.52
June 30, 2005	$31.00	$26.80	$30.23
September 30, 2005	$33.49	$29.27	$32.24
December 30, 2005	$35.25	$29.73	$34.58
March 31, 2006	$35.13	$31.54	$33.43
June 30, 2006	$35.22	$31.00	$34.84
September 29, 2006	$36.37	$32.96	$35.01
December 29, 2006	$36.47	$32.18	$34.21
March 30, 2007	$37.16	$33.69	$34.94
June 29, 2007	$37.00	$34.05	$34.40
September 28, 2007	$35.20	$26.50	$30.73
December 31, 2007	$31.99	$23.26	$25.45
March 31, 2008	$25.57	$19.75	$22.64
June 30, 2008	$24.88	$17.70	$17.81
September 30, 2008	$19.60	$3.51	$8.61
December 31, 2008	$8.32	$0.71	$2.83
March 31, 2009	$3.38	$0.78	$1.90
June 30, 2009	$7.41	$1.76	$6.99
September 30, 2009	$13.68	$5.02	$11.95
December 31, 2009	$12.40	$8.38	$11.35
January 5, 2010*	$12.78	$11.52	$12.73

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GNW

Initial price: $12.73

Protection level: 75.00%

Protection price: $9.55

Physical delivery amount: 78($1,000/Initial price)

Fractional shares: 0.554595

Coupon: 15.00% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

FWP-14

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.75%		100.00%
+ 90%	3.75%		90.00%
+ 80%	3.75%		80.00%
+ 70%	3.75%		70.00%
+ 60%	3.75%		60.00%
+ 50%	3.75%		50.00%
+ 40%	3.75%		40.00%
+ 30%	3.75%		30.00%
+ 20%	3.75%		20.00%
+ 10%	3.75%		10.00%
+ 5%	3.75%		5.00%

0%	3.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.75%	-1.25%	-5.00%
- 10%	3.75%	-6.25%	-10.00%
- 20%	3.75%	-16.25%	-20.00%
- 30%	N/A	-26.25%	-30.00%
- 40%	N/A	-36.25%	-40.00%
- 50%	N/A	-46.25%	-50.00%
- 60%	N/A	-56.25%	-60.00%
- 70%	N/A	-66.25%	-70.00%
- 80%	N/A	-76.25%	-80.00%
- 90%	N/A	-86.25%	-90.00%
- 100%	N/A	-96.25%	-100.00%

FWP-15

IAMGOLD Corporation

According to publicly available information, IAMGOLD Corporation (the “Company”) is engaged primarily in the exploration for, and the development and production of, mineral resource properties.

The Company’s registered and principal office is located at 401 Bay Street, Suite 3200, PO Box 153, Toronto, Ontario, Canada M5H 2Y4.

As of December 31, 2008, the Company employed approximately 2,530 individuals and approximately 500 contractor-employees.

The linked share’s SEC file number is 001-31528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$7.94	$7.10	$7.82
March 31, 2006	$9.77	$7.86	$8.63
June 30, 2006	$10.60	$7.75	$8.90
September 29, 2006	$11.83	$8.17	$8.49
December 29, 2006	$9.80	$8.15	$8.81
March 30, 2007	$9.39	$7.35	$7.71
June 29, 2007	$8.37	$6.63	$7.66
September 28, 2007	$9.24	$6.42	$8.67
December 31, 2007	$10.42	$7.70	$8.10
March 31, 2008	$10.07	$7.09	$7.33
June 30, 2008	$7.64	$5.60	$6.05
September 30, 2008	$6.90	$4.45	$5.62
December 31, 2008	$6.23	$2.35	$6.11
March 31, 2009	$9.00	$5.25	$8.55
June 30, 2009	$11.51	$7.21	$10.12
September 30, 2009	$15.86	$8.57	$14.14
December 31, 2009	$20.99	$12.19	$15.64
January 5, 2010*	$16.45	$15.57	$15.85

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IAG

Initial price: $15.85

Protection level: 70.00%

Protection price: $11.10

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.091483

Coupon: 11.75% per annum

Maturity: April 29, 2010

Dividend yield: 0.38% per annum

Coupon amount monthly: $9.79

FWP-16

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.938%		100.10%
+ 90%	2.938%		90.10%
+ 80%	2.938%		80.10%
+ 70%	2.938%		70.10%
+ 60%	2.938%		60.10%
+ 50%	2.938%		50.10%
+ 40%	2.938%		40.10%
+ 30%	2.938%		30.10%
+ 20%	2.938%		20.10%
+ 10%	2.938%		10.10%
+ 5%	2.938%		5.10%

0%	2.938%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.938%	-2.062%	-4.90%
- 10%	2.938%	-7.062%	-9.90%
- 20%	2.938%	-17.062%	-19.90%
- 30%	2.938%	-27.062%	-29.90%
- 40%	N/A	-37.062%	-39.90%
- 50%	N/A	-47.062%	-49.90%
- 60%	N/A	-57.062%	-59.90%
- 70%	N/A	-67.062%	-69.90%
- 80%	N/A	-77.062%	-79.90%
- 90%	N/A	-87.062%	-89.90%
- 100%	N/A	-97.062%	-99.90%

FWP-17

InterOil Corporation

According to publicly available information, InterOil Corporation (the “Company”) is a fully integrated energy company whose focus is on operations in Papua New Guinea and its surrounding region. The Company is a Yukon Territory corporation and its registered office is located at 204 Black Street, Suite 300, Whitehouse, Yukon YIA 2M9. As of December 31, 2008, the Company had 620 full-time employees.

The linked share’s SEC file number is 001-32179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$23.37	$18.10	$22.50
December 31, 2004	$40.11	$24.80	$37.91
March 31, 2005	$43.59	$32.01	$34.85
June 30, 2005	$35.50	$20.07	$26.56
September 30, 2005	$31.90	$21.30	$23.30
December 30, 2005	$28.75	$17.51	$26.94
March 31, 2006	$26.05	$12.64	$13.10
June 30, 2006	$20.53	$12.36	$18.90
September 29, 2006	$20.12	$12.14	$18.83
December 29, 2006	$30.69	$15.20	$30.05
March 30, 2007	$30.01	$21.46	$26.49
June 29, 2007	$44.25	$17.84	$19.14
September 28, 2007	$42.00	$18.37	$31.89
December 31, 2007	$31.40	$19.01	$19.36
March 31, 2008	$23.87	$15.46	$16.56
June 30, 2008	$35.89	$15.98	$29.06
September 30, 2008	$31.76	$21.90	$27.00
December 31, 2008	$27.18	$8.90	$13.37
March 31, 2009	$29.00	$28.00	$28.00
June 30, 2009	$38.10	$24.37	$29.51
September 30, 2009	$41.90	$25.00	$39.28
December 31, 2009	$78.43	$37.09	$76.81
January 5, 2010*	$84.00	$77.59	$83.70

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IOC

Initial price: $83.70

Protection level: 70.00%

Protection price: $58.59

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.947431

Coupon: 15.50% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.92

FWP-18

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.875%		100.00%
+ 90%	3.875%		90.00%
+ 80%	3.875%		80.00%
+ 70%	3.875%		70.00%
+ 60%	3.875%		60.00%
+ 50%	3.875%		50.00%
+ 40%	3.875%		40.00%
+ 30%	3.875%		30.00%
+ 20%	3.875%		20.00%
+ 10%	3.875%		10.00%
+ 5%	3.875%		5.00%

0%	3.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.875%	-1.1325%	-5.00%
- 10%	3.875%	-6.125%	-10.00%
- 20%	3.875%	-16.125%	-20.00%
- 30%	3.875%	-26.125%	-30.00%
- 40%	N/A	-36.125%	-40.00%
- 50%	N/A	-46.125%	-50.00%
- 60%	N/A	-56.125%	-60.00%
- 70%	N/A	-66.125%	-70.00%
- 80%	N/A	-76.125%	-80.00%
- 90%	N/A	-86.125%	-90.00%
- 100%	N/A	-96.125%	-100.00%

FWP-19

Jones Apparel Group, Inc.

According to publicly available information, Jones Apparel Group, Inc. (the “Company”) is a designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumer through a chain of specialty retail and value-based stores and through e-commerce web sites. As of December 31, 2008, the Company operated a total of 644 outlet stores and had approximately 7,925 full-time employees.

The linked share’s SEC file number is 001-10746.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$38.18	$33.25	$36.15
June 30, 2004	$40.00	$35.14	$39.48
September 30, 2004	$39.82	$34.41	$35.80
December 31, 2004	$37.49	$33.00	$36.57
March 31, 2005	$37.45	$31.61	$33.49
June 30, 2005	$33.70	$29.09	$31.04
September 30, 2005	$33.45	$26.85	$28.50
December 30, 2005	$31.25	$26.47	$30.72
March 31, 2006	$36.10	$28.58	$35.37
June 30, 2006	$35.98	$30.81	$31.79
September 29, 2006	$33.07	$27.30	$32.44
December 29, 2006	$34.51	$31.72	$33.43
March 30, 2007	$35.54	$30.22	$30.73
June 29, 2007	$34.50	$27.60	$28.25
September 28, 2007	$29.53	$16.73	$21.13
December 31, 2007	$22.65	$15.98	$15.99
March 31, 2008	$18.06	$12.11	$13.42
June 30, 2008	$17.86	$12.92	$13.75
September 30, 2008	$22.11	$12.25	$18.51
December 31, 2008	$18.59	$2.34	$5.86
March 31, 2009	$6.40	$2.39	$4.22
June 30, 2009	$11.69	$4.08	$10.73
September 30, 2009	$19.09	$9.18	$17.93
December 31, 2009	$19.74	$15.91	$16.06
January 5, 2010*	$16.67	$16.00	$16.60

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JNY

Initial price: $16.60

Protection level: 75.00%

Protection price: $12.45

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.240964

Coupon: 11.00% per annum

Maturity: April 29, 2010

Dividend yield: 1.20% per annum

Coupon amount monthly: $9.17

FWP-20

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.30%
+ 90%	2.75%		90.30%
+ 80%	2.75%		80.30%
+ 70%	2.75%		70.30%
+ 60%	2.75%		60.30%
+ 50%	2.75%		50.30%
+ 40%	2.75%		40.30%
+ 30%	2.75%		30.30%
+ 20%	2.75%		20.30%
+ 10%	2.75%		10.30%
+ 5%	2.75%		5.30%

0%	2.75%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-4.70%
- 10%	2.75%	-7.25%	-9.70%
- 20%	2.75%	-17.25%	-19.70%
- 30%	N/A	-27.25%	-29.70%
- 40%	N/A	-37.25%	-39.70%
- 50%	N/A	-47.25%	-49.70%
- 60%	N/A	-57.25%	-59.70%
- 70%	N/A	-67.25%	-69.70%
- 80%	N/A	-77.25%	-79.70%
- 90%	N/A	-87.25%	-89.70%
- 100%	N/A	-97.25%	-99.70%

FWP-21

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. The Company is also creating a master-planned development of integrated resort properties, anchored by The Venetian Macao, which the Company refers to as the Cotai StripTM in Macao. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2008, the Company directly employs approximately 28,500 employees worldwide.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
December 31, 2009	$18.83	$12.95	$14.94
January 5, 2010*	$18.29	$15.54	$18.27

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $18.27

Protection level: 75.00%

Protection price: $13.70

Physical delivery amount: 54($1,000/Initial price)

Fractional shares: 0.734537

Coupon: 15.50% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.92

FWP-22

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.875%		100.00%
+ 90%	3.875%		90.00%
+ 80%	3.875%		80.00%
+ 70%	3.875%		70.00%
+ 60%	3.875%		60.00%
+ 50%	3.875%		50.00%
+ 40%	3.875%		40.00%
+ 30%	3.875%		30.00%
+ 20%	3.875%		20.00%
+ 10%	3.875%		10.00%
+ 5%	3.875%		5.00%

0%	3.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.875%	-1.125%	-5.00%
- 10%	3.875%	-6.125%	-10.00%
- 20%	3.875%	-16.125%	-20.00%
- 30%	N/A	-26.125%	-30.00%
- 40%	N/A	-36.125%	-40.00%
- 50%	N/A	-46.125%	-50.00%
- 60%	N/A	-56.125%	-60.00%
- 70%	N/A	-66.125%	-70.00%
- 80%	N/A	-76.125%	-80.00%
- 90%	N/A	-86.125%	-90.00%
- 100%	N/A	-96.125%	-100.00%

FWP-23

MGM MIRAGE

According to publicly available information, MGM MIRAGE is one of the world’s leading development companies with significant gaming and resort operations. We believe the resorts we own, manage, and invest in are among the world’s finest casino resorts. MGM MIRAGE was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. MGM MIRAGE acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries. The Company grew significantly in 2000 with the acquisition of Mirage Resorts, Incorporated and in 2005 with the acquisition of Mandalay Resort Group.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 28, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
March 31, 2008	$84.92	$57.26	$58.77
June 30, 2008	$62.90	$33.00	$33.89
September 30, 2008	$38.49	$21.65	$28.50
December 31, 2008	$27.70	$8.00	$13.76
March 31, 2009	$16.89	$1.81	$2.33
June 30, 2009	$13.78	$2.34	$6.39
September 30, 2009	$14.25	$5.34	$12.04
December 31, 2009	$12.72	$8.54	$9.12
January 5, 2010*	$10.59	$9.32	$10.50

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $10.50

Protection level: 70.00%

Protection price: $7.35

Physical delivery amount: 95($1,000/Initial price)

Fractional shares: 0.238095

Coupon: 16.50% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.75

FWP-24

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.125%		100.00%
+ 90%	4.125%		90.00%
+ 80%	4.125%		80.00%
+ 70%	4.125%		70.00%
+ 60%	4.125%		60.00%
+ 50%	4.125%		50.00%
+ 40%	4.125%		40.00%
+ 30%	4.125%		30.00%
+ 20%	4.125%		20.00%
+ 10%	4.125%		10.00%
+ 5%	4.125%		5.00%

0%	4.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.125%	-0.875%	-5.00%
- 10%	4.125%	-5.875%	-10.00%
- 20%	4.125%	-15.875%	-20.00%
- 30%	4.125%	-25.875%	-30.00%
- 40%	N/A	-35.875%	-40.00%
- 50%	N/A	-45.875%	-50.00%
- 60%	N/A	-55.875%	-60.00%
- 70%	N/A	-65.875%	-70.00%
- 80%	N/A	-75.875%	-80.00%
- 90%	N/A	-85.875%	-90.00%
- 100%	N/A	-95.875%	-100.00%

FWP-25

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, develops, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components business segment.

In January 2007, the Company acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
December 31, 2009	$33.97	$20.00	$23.68
January 5, 2010*	$24.90	$23.50	$24.85

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $24.85

Protection level: 75.00%

Protection price: $18.64

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.241449

Coupon: 16.50% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.75

FWP-26

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.125%		100.00%
+ 90%	4.125%		90.00%
+ 80%	4.125%		80.00%
+ 70%	4.125%		70.00%
+ 60%	4.125%		60.00%
+ 50%	4.125%		50.00%
+ 40%	4.125%		40.00%
+ 30%	4.125%		30.00%
+ 20%	4.125%		20.00%
+ 10%	4.125%		10.00%
+ 5%	4.125%		5.00%

0%	4.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.125%	-0.875%	-5.00%
- 10%	4.125%	-5.875%	-10.00%
- 20%	4.125%	-15.875%	-20.00%
- 30%	N/A	-25.875%	-30.00%
- 40%	N/A	-35.875%	-40.00%
- 50%	N/A	-45.875%	-50.00%
- 60%	N/A	-55.875%	-60.00%
- 70%	N/A	-65.875%	-70.00%
- 80%	N/A	-75.875%	-80.00%
- 90%	N/A	-85.875%	-90.00%
- 100%	N/A	-95.875%	-100.00%

FWP-27

TRW Automotive Holding Corp.

According to publicly available information, TRW Automotive Holdings Corp. (the “Company”) is a diversified supplier of automotive systems, modules, and components to global automotive original equipment manufacturers and related aftermarkets. Of the Company’s 2008 sales, approximately 56% are in Europe, 30% are in North America, 9 % are in Asia, and 5% are in the rest of the world.

The linked share’s SEC file number is: 001-31970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$27.58	$20.29	$21.77
June 30, 2004	$22.60	$17.52	$18.85
September 30, 2004	$21.35	$18.50	$18.85
December 31, 2004	$21.57	$16.65	$20.70
March 31, 2005	$21.70	$18.85	$19.43
June 30, 2005	$24.61	$17.64	$24.51
September 30, 2005	$29.90	$24.14	$29.34
December 30, 2005	$29.46	$23.52	$26.35
March 31, 2006	$29.15	$22.91	$23.30
June 30, 2006	$28.60	$22.00	$27.28
September 29, 2006	$28.22	$22.74	$24.07
December 29, 2006	$26.89	$22.90	$25.87
March 30, 2007	$35.37	$25.64	$34.82
June 29, 2007	$42.30	$34.68	$36.83
September 28, 2007	$38.95	$26.67	$31.68
December 31, 2007	$33.52	$20.66	$20.90
March 31, 2008	$25.48	$18.35	$23.37
June 30, 2008	$29.56	$18.39	$18.47
September 30, 2008	$21.85	$15.17	$15.91
December 31, 2008	$15.69	$2.06	$3.60
March 31, 2009	$4.79	$1.38	$3.22
June 30, 2009	$12.19	$3.00	$11.30
September 30, 2009	$20.93	$10.91	$16.75
December 31, 2009	$25.52	$14.71	$23.88
January 5, 2010*	$26.13	$24.31	$25.68

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TRW

Initial price: $25.68

Protection level: 75.00%

Protection price: $19.26

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.940810

Coupon: 16.00% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

FWP-28

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.000%		100.00%
+ 90%	4.00%		90.00%
+ 80%	4.00%		80.00%
+ 70%	4.00%		70.00%
+ 60%	4.00%		60.00%
+ 50%	4.00%		50.00%
+ 40%	4.00%		40.00%
+ 30%	4.00%		30.00%
+ 20%	4.00%		20.00%
+ 10%	4.00%		10.00%
+ 5%	4.00%		5.00%

0%	4.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-5.00%
- 10%	4.00%	-6.00%	-10.00%
- 20%	4.00%	-16.00%	-20.00%
- 30%	N/A	-26.00%	-30.00%
- 40%	N/A	-36.00%	-40.00%
- 50%	N/A	-46.00%	-50.00%
- 60%	N/A	-56.00%	-60.00%
- 70%	N/A	-66.00%	-70.00%
- 80%	N/A	-76.00%	-80.00%
- 90%	N/A	-86.00%	-90.00%
- 100%	N/A	-96.00%	-100.00%

FWP-29

Trina Solar Limited

According to publicly available information, Trina Solar Limited (the “Company”) is an integrated solar-power products manufacturer based in China. The Company has integrated the manufacturing of ingots, wafers and solar cells for use in our PV module production. As of December 31, 2008, the Company had an annual module manufacturing capacity of approximately 350 megawatts. The Company had net revenues of $831.9 million in 2008.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$26.75	$18.82	$18.90
March 30, 2007	$50.94	$17.60	$44.08
June 29, 2007	$68.90	$38.76	$51.45
September 28, 2007	$73.06	$38.80	$56.97
December 31, 2007	$68.26	$32.60	$53.80
March 31, 2008	$56.50	$25.88	$30.74
June 30, 2008	$53.50	$29.63	$30.64
September 30, 2008	$34.91	$22.06	$22.95
December 31, 2008	$24.73	$5.61	$9.29
March 31, 2009	$13.77	$5.75	$10.42
June 30, 2009	$28.40	$10.18	$25.63
September 30, 2009	$35.90	$20.10	$32.17
December 31, 2009	$56.40	$28.77	$53.97
January 5, 2010*	$59.67	$54.62	$59.14

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSL

Initial price: $59.14

Protection level: 75.00%

Protection price: $44.36

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.909029

Coupon: 20.00% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-30

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-31

UAL Corporation

According to publicly available information, UAL Corporation (the “Company”) was incorporated under the laws of the State of Delaware on December 30, 1968. World headquarters is located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007.

The Company is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2006. United provides these services through full-sized jet aircraft, as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world with more than 3,000 flights a day to more than 200 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, DC, based on its annual flight schedule as of January 1, 2009.

The linked share’s SEC file number is 001-06033.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$43.00	$29.51	$39.93
June 30, 2006	$40.05	$26.02	$31.02
September 29, 2006	$32.17	$21.91	$26.57
December 29, 2006	$46.52	$26.79	$44.00
March 30, 2007	$51.56	$36.64	$38.17
June 29, 2007	$44.32	$31.62	$40.59
September 28, 2007	$50.00	$35.90	$46.53
December 31, 2007	$51.60	$33.48	$35.66
March 31, 2008	$41.45	$19.71	$21.53
June 30, 2008	$24.87	$5.22	$5.22
September 30, 2008	$15.84	$2.80	$8.79
December 31, 2008	$16.73	$4.55	$11.02
March 31, 2009	$12.88	$3.45	$4.48
June 30, 2009	$6.90	$3.08	$3.19
September 30, 2009	$9.76	$3.07	$9.22
December 31, 2009	$13.33	$6.23	$12.91
January 5, 2010*	$14.10	$12.53	$13.91

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UAUA

Initial price: $13.91

Protection level: 60.00%

Protection price: $8.35

Physical delivery amount: 71($1,000/Initial price)

Fractional shares: 0.890726

Coupon: 14.00% per annum

Maturity: April 29, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-32

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.50%		100.00%
+ 90%	3.50%		90.00%
+ 80%	3.50%		80.00%
+ 70%	3.50%		70.00%
+ 60%	3.50%		60.00%
+ 50%	3.50%		50.00%
+ 40%	3.50%		40.00%
+ 30%	3.50%		30.00%
+ 20%	3.50%		20.00%
+ 10%	3.50%		10.00%
+ 5%	3.50%		5.00%

0%	3.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.50%	-1.50%	-5.00%
- 10%	3.50%	-6.50%	-10.00%
- 20%	3.50%	-16.50%	-20.00%
- 30%	3.50%	-26.50%	-30.00%
- 40%	3.50%	-36.50%	-40.00%
- 50%	N/A	-46.50%	-50.00%
- 60%	N/A	-56.50%	-60.00%
- 70%	N/A	-66.50%	-70.00%
- 80%	N/A	-76.50%	-80.00%
- 90%	N/A	-86.50%	-90.00%
- 100%	N/A	-96.50%	-100.00%

FWP-33